UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2011

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	333-163279	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 SOUTH WACKER DRIVE, SUITE 800, CHICAGO, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 205-5050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 3, 2011, the board of directors of Golub Capital BDC, Inc. (the “Company”) approved an amendment to the Dividend Reinvestment Plan (“DRIP”) that in the event the market price per share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the date of a distribution exceeds the most recently computed net asset value per share of the Common Stock, the Company will issue shares of Common Stock to participants in the DRIP at the greater of the most recently computed net asset value per share of common stock or 95% of the current market price per share of Common Stock (or such lesser discount to the current market price per share that still exceeds the most recently computed net asset value per share of common stock).  This amendment is expected to be effective for the distribution payable on June 29, 2011 to holders of record as of June 17, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Dividend Reinvestment Plan of Golub Capital BDC, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: May 5, 2011	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer

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